UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 1, 2006

ProUroCare Medical Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Carlson Parkway, Suite 124, Plymouth, MN	55447
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	952-476-9093

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01   Entry into Material Definitive Agreements

On February 1, 2007, ProUroCare Medical Inc. (the “Company”) entered into an employment agreement with its Chief Executive Officer, Richard C. Carlson.  The agreement was made effective as of November 1, 2006 and extends through December 31, 2008.

The agreement provides for a minimum annual salary of $150,000, a cash incentive bonus potential of up to 40 percent of Mr. Carlson’s base pay, and eligibility to participate in an annual grant of options to purchase shares of common stock, as determined by the Company’s Board of Directors.

Under the employment agreement, within a one-year period following a “change in control” of the Company, upon termination without cause, unacceptable demotion, or a relocation of more than 100 miles, Mr. Carlson will receive as severance six months of base salary plus one month of base salary for each year of service (up to a maximum of 12 months of base salary).  Additionally, all unvested stock options then held by the employee will immediately vest.

The agreement prohibits Mr. Carlson from directly of indirectly participating in the ownership, management, operation or control of a competitive business for a period of two years after his employment with the Company terminates.

On February 1, 2007, the Company granted to Mr. Carlson a seven-year option to acquire up to 200,000 shares of the Company’s common stock at a price of $0.50 per share.  The option will vest according to the following schedule if the enumerated conditions are satisfied:

(a)                                50,000 shares vest immediately;

(b)                               50,000 shares vest, upon the Company’s closing on new equity financing arrangements aggregating to $3,000,000 or more after February 1, 2007 and prior to December 31, 2007.  Such new equity financing shall include, in the event of a corporate partnership, the value of services supplied to the Company by the partner entity to develop the Company’s products or obtain regulatory approval of them;

(c)                                50,000 shares, if the Company records gross product revenues of $1,000,000 or more in the Company’s 2008 fiscal year; and

(d)                               50,000 shares vest on December 31, 2008.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  The contract term of the employment agreement of the Company’s former President and Chief Operating Officer, Michael P. Grossman, ended effective January 31, 2007.  The Company has elected not to renew Mr. Grossman’s employment agreement, and effective February 1, 2007, Mr. Grossman is no longer employed by the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

	By:	/s/ Richard C. Carlson
February 6, 2007		Richard C. Carlson
Chief Executive Officer